Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-212095) and S-8 (No. 333-223922,  333-220149,  333-216703,  333-210379 and 333-207434) of Aclaris Therapeutics, Inc. of our report dated December 21, 2018 relating to the special purpose financial statements of the Rhofade® Product of Allergan plc, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
January 18, 2019